Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-119259

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

SUPPLEMENT DATED NOVEMBER 19, 2007 TO THE
PROSPECTUS AND DISCLOSURE DOCUMENT DATED SEPTEMBER 14, 2007

This Supplement updates certain information relating to investor suitability requirements, contained in the Prospectus and Disclosure Document dated September 14, 2007, as supplemented from time-to-time (the “Prospectus”) of Campbell Strategic Allocation Fund, L.P. (the “Fund”).  All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

The suitability requirements set forth on pages 2 and 50 of the attached Prospectus and in Exhibit C to the Prospectus are regulatory minimums established by the States.  However, because you may not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Fund, and because the minimum initial investment in the Fund is $50,000, you must have a net worth of at least $500,000 (exclusive of home, furnishings and automobiles) to invest in the Fund.

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All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
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THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
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CAMPBELL & COMPANY, INC.
General Partner